                                                                     EXHIBIT 3.1
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           NEXTEL INTERNATIONAL, INC.

         Pursuant to RCW 23B.10.070, the following constitutes Restated Articles of Incorporation of the undersigned, a Washington corporation. These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as heretofore amended and supersede the original Articles of Incorporation and all amendments thereto.

                                ARTICLE I.  NAME

         The name of this corporation is Nextel International, Inc.

                             ARTICLE II.  PURPOSES

         This corporation is organized to engage in any business, trade or activity which may be conducted lawfully by a corporation organized under the Washington Business Corporation Act.

                              ARTICLE III.  SHARES

         This corporation is authorized to issue 73,000,000 shares of common stock.

                       ARTICLE IV.  NO PREEMPTIVE RIGHTS

         Except as may otherwise be provided by the Board of Directors, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                        ARTICLE V.  NO CUMULATIVE VOTING

         At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such shareholder for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                              ARTICLE VI.  BYLAWS

         The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the





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         concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

                   ARTICLE VII.  REGISTERED AGENT AND OFFICE

         The name of the registered agent of this corporation and the address of its registered office are Lawco of Washington, Inc., 1201 Third Avenue, 40th Floor, Seattle, Washington 98101-3099.

                            ARTICLE VIII.  DIRECTORS

         The number of directors of this corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided therein. At the time of the restatement of these Articles of Incorporation, the following persons are serving as the directors of this corporation are as follows:

         Name                                 Address
         ----                                 -------
         Craig O. McCaw                      2320 Carillon Point
                                             Kirkland, WA 98033

         Steven M. Shindler                  1505 Farm Credit Drive
                                             McLean, VA 22102

         Daniel F. Akerson                   1505 Farm Credit Drive
                                             McLean, VA 22102

         Keith D. Grinstein                  1191 Second Avenue, Suite 1600
                                             Seattle, WA 98101

         C. James Judson                     2320 Carillon Point
                                             Kirkland, WA 98033

         Dennis M. Weibling                  2320 Carillon Point
                                             Kirkland, WA 98033

                           ARTICLE IX.  INCORPORATOR

         The name and address of the incorporator is as follows:





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

         Name                                 Address
         ----                                 -------
         C. James Judson                     2600 Century Square
                                             1501 4th Avenue
                                             Seattle, WA 98101-1688

                 ARTICLE X.  LIMITATION OF DIRECTORS' LIABILITY

         A director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct or for conduct violating RCW 23B.08.302, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification occurring prior to such repeal or modification.

         These Restated Articles of Incorporation do not contain an amendment to the Articles of Incorporation.

         These Restated Articles of Incorporation do not contain any amendment to the Articles of Incorporation requiring shareholder approval. The date of adoption of the Restated Articles of Incorporation by the Board of Directors is August 15, 1997.





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Restated Articles of Incorporation                                      PAGE 3
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         These Restated Articles of Incorporation are executed by said corporation by its duly authorized officer.

         DATED August 15, 1997.



                                             NEXTEL INTERNATIONAL, INC.

                                             By  /s/ HENG-PIN KIANG
                                                -------------------------------
                                                 Heng-Pin Kiang
                                                 Senior Vice President





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Restated Articles of Incorporation                                      PAGE 4

                            CERTIFICATE ACCOMPANYING
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           NEXTEL INTERNATIONAL, INC.



         Pursuant to RCW 23B.10.070, the foregoing constitutes Restated Articles of Incorporation of the undersigned, a Washington corporation. The Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

         The Restated Articles of Incorporation do not contain an amendment to the Articles of Incorporation and were duly adopted by the Board of Directors.

         This certificate accompanying the Restated Articles of Incorporation is executed by said corporation by its duly authorized officer.

         DATED August 15, 1997.

                                             NEXTEL INTERNATIONAL, INC.

                                             By  /s/ HENG-PIN KIANG
                                                -------------------------------
                                                 Heng-Pin Kiang
                                                 Senior Vice President





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